UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CHIASMA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the

Chiasma, Inc. 2019 Proxy Statement and

Notice of Annual Meeting of Stockholders

to be Held on June 13, 2019

This Supplement, dated June 5, 2019, supplements the Proxy Statement and Notice of Annual Meeting of Stockholders dated April 29, 2019 (the “Proxy Statement”), with respect to the 2019 Annual Meeting of Stockholders of Chiasma, Inc. (the “Company”) to be held on June 13, 2019, at 9:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210 (including any adjournment or postponement thereof, the “Annual Meeting”). This Supplement updates certain information, as described below, set forth in the Proxy Statement.

This Supplement contains important information about recent developments and should be read in conjunction with the Proxy Statement.

PROPOSAL 1 – ELECTION OF DIRECTORS

On May 31, 2019, the Board of Directors (the “Board”) of Chiasma, Inc. (the “Company”), appointed Raj Kannan as Chief Executive Officer and as a member of the Board, effective as of his start date, which is expected on June 17, 2019 (the “Effective Date”). As of the Effective Date, Mark J. Fitzpatrick, the Company’s current President and Chief Executive Officer, will remain with the Company as President and principal financial officer, and will resign from the Board.

Since the Effective Date is after the date of the Annual Meeting, Mr. Fitzpatrick will stand for re-election at the Annual Meeting.

The Board appointed Mr. Kannan to the Board as of the Effective Date to serve in Class II with a term ending upon the Company’s 2020 annual meeting of stockholders or his earlier death, resignation, retirement or removal. As of the Effective Date, assuming all of the Company’s nominees are elected at the Annual Meeting, the Board will consist of the following directors:

Class	Name	Term Expires
Class I	David Stack	2022
	John A. Scarlett, M.D.	2022

Class II	Raj Kannan	2020
	Todd Foley	2020
	Bard Geesaman, M.D., Ph.D.	2020

Class III	Scott Minick	2021
	John F. Thero	2021
	Roni Mamluk, Ph.D.	2021

GENERAL MEETING INFORMATION

Voting Matters

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

•	If you are a record holder and submit your proxy, the proxy holders identified on the proxy will vote your shares as indicated on the proxy.

•	If you have not yet submitted your proxy, please do so in accordance with the instructions contained in the Proxy Statement.

•

If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares in accordance with the Board’s recommendations on each proposal.

Information on how to submit your proxy or vote your shares in person is available in the Proxy Statement. If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

•	Delivering to the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than your proxy;

•	Signing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting;

•

If you submit your proxy by telephone or via the Internet, calling the telephone voting number or visiting the Internet voting site again and changing your voting instructions, up to 11:59 p.m. Eastern Daylight Time on June 12, 2019 (the business day before the Annual Meeting); or

•	Attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, c/o Chiasma, Inc., 460 Totten Pond Road, Suite 530, Waltham, MA 02451. You may also deliver a written notice of revocation or a later-dated proxy in person to the Secretary of the Company at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a bank, broker or other institution, you must follow directions received from such bank, broker or institution in order to change your voting instructions or to vote in person at the Annual Meeting. If you want to vote in person at the Annual Meeting, you need to present a valid proxy from your broker authorizing you to vote your shares at the Annual Meeting, as well as valid personal photo identification.

This Supplement is first being released to stockholders on or about June 5, 2019, and should be read together with the Proxy Statement. The information contained in this Supplement modifies or supersedes any inconsistent information contained in the Proxy Statement.